Microsoft Word 11.0.5604;



                           QUANTITATIVE GROUP OF FUNDS
                               55 Old Bedford Road
                                Lincoln, MA 01773



December 22, 2004



Dear Fund Shareholder:


Effective March 26, 2004, Columbia Partners, LLC, Investment Management ("Columbia") the investment sub-adviser to the Quantitative Small Cap Fund and Quantitative Mid Cap Fund (the "Funds") had a change of ownership levels that resulted in a change of control in the entities and other shareholders that own Columbia.

The next few pages of this package feature more information regarding this transaction. The Funds do not anticipate that this transaction will have any material impact on how the Funds are managed on a day-to-day basis.

On behalf of the Board of Trustees, I thank you for your continued investment in the Funds. If you have any questions, please call us at (800) 331-1244.



 Sincerely,



 Willard Umphrey
  President and Chairman

                           QUANTITATIVE GROUP OF FUNDS
                               55 Old Bedford Road
                                Lincoln, MA 01773

                              INFORMATION STATEMENT

                             TO SHAREHOLDERS OF THE
                           QUANTITATIVE SMALL CAP FUND
                                       AND
                            QUANTITATIVE MID CAP FUND

This document is an Information Statement and is being furnished to shareholders of the Quantitative Small Cap Fund and Quantitative Mid Cap Fund (individually, a "Fund" and collectively, the "Funds") in lieu of a proxy statement pursuant to the terms of an exemptive order issued by the Securities and Exchange Commission (the "SEC"). The Funds are non-diversified series of Quantitative Group of Funds (the "Trust"). Quantitative Investment Advisors, Inc. (the "Manager") serves as manager to the Funds and Columbia Partners, LLC, Investment Management ("Columbia"), serves as investment sub-adviser to each of the Funds. As investment sub-adviser, Columbia provides the day-to-day management of the Funds' investments, subject to the overall supervision of the Manager.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. The purpose of this Information Statement is to provide you with information regarding certain changes in the ownership levels that have resulted in a change of control of the Funds' investment sub-adviser: Columbia.

This Information Statement will be mailed on or about December 22, 2004, to shareholders of record of the Funds as of October 29, 2004 (the "Record Date"). Columbia will bear the expenses incurred in connection with preparing this Information Statement. One Information Statement will be delivered to multiple shareholders sharing an address unless the Funds have received contrary instructions from the shareholders. As of the Record Date, 3,572,094 Ordinary shares and 365,265 Institutional shares of the Quantitative Small Cap Fund were issued and outstanding. As of the Record Date, 593,378 Ordinary shares and 99,301 Institutional shares of the Quantitative Mid Cap Fund were issued and outstanding. Information on shareholders who owned beneficially more than 5% of the shares of the Funds as of the Record Date is set forth in Appendix A. As of the Record Date, Leon Okurowski (Vice President) owned 1.25% of the outstanding shares of the Quantitative Mid Cap Fund. No other executive officers or Trustees owned more than 1% of either Fund. YOU MAY OBTAIN A COPY OF THE FUNDS' MOST RECENT ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY CALLING 1-800-331-1244, ACCESSING THE FUNDS' WEBSITE AT WWW.QUANTFUNDS.COM OR WRITING TO QUANTITATIVE GROUP OF FUNDS, 55 OLD BEDFORD ROAD, LINCOLN, MA 01773.


                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

Introduction

As described more fully below, on March 26, 2004 a transaction (see "The Transaction" below) was consummated involving change of ownership levels that resulting in a change of control in the entities and other shareholders that own Columbia Partners, LLC, Investment Management ("Columbia") (the "Transaction"). Such Transaction may be deemed to have constituted an "assignment," as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the sub-advisory agreement in effect at the time of the Transaction (the "Prior Agreement") between the Funds, Columbia and the Manager. As required under the 1940 Act, the Prior Agreement provided for its automatic termination in the event of its assignment. As described more fully below under "Description of Prior Agreement and New Agreement," each Fund, Columbia and the Manager entered into a new sub-advisory agreement ("New Agreement") that was substantially identical to the Prior Agreement on or about September 30, 2004 ("Transaction Date").

The New Agreement for each Fund was approved by a majority of the Funds' Board of Trustees ("Trustees"), including a majority of those Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust ("Non-Interested Trustees") on September 30, 2004. Information relating to the New Agreement is set forth below under the "Description of Prior Agreement and New Agreement."

The Transaction

Columbia, a Delaware corporation, is a registered investment adviser with approximately $2.1 billion in assets under management as of September 30, 2004. Prior to March 26, 2004, Galway Capital Management LLC ("GCM") owned 50.08% of the outstanding shares of Columbia. The remaining 49.92% of Columbia's outstanding shares were held by a group of employee shareholders of Columbia (the "Members"), whose principal business is investment management. GCM is a limited liability company, which was created by Galway Partners, LLC, an entity which exists to create other limited liability companies and investment partnerships.

On March 26, 2004, GCM and the Members entered into an amendment to Columbia's LLC agreement (the "Amendment") pursuant to which the Members acquired a majority ownership in Columbia. Under the terms of the Amendment, the Members acquired an additional 30.08% of the outstanding voting stock of Columbia from GCM for an undisclosed amount. The Transaction was completed on March 26, 2004, the date the Amendment was signed. As a result of the Transaction, GCM's ownership of voting interests was reduced to 20% and the Member's voting interests were increased collectively to 80%. No single Member acquired a voting interest of 25% or more as a result of the Transaction. Moreover, all Members employed with the firm continue in the identical roles served before the Transaction. Although the Transaction, as described below, has not and is not expected to have any significant impact on the management of the firm or its ability to manage the Funds, the reduction in GCM's voting interests to below 25% creates a presumption of a change in control under the 1940 Act that may be deemed to constitute an assignment as described above.

The Members, GCM and Columbia have determined that: (1) there is no present intention for the Transaction to affect the senior portfolio management teams of Columbia who will continue in their present capacities; (2) the eligibility of Columbia, under the Investment Advisers Act of 1940, as amended, to serve as a sub-adviser to the Funds would not be affected by the Transaction; and (3) Columbia would be able to continue to provide advisory and management services with no material changes in operating conditions.

Columbia has informed the Trust that it has determined that that the scope and quality of services that would be provided to the Funds under the New Agreement for each Fund would be at least equivalent to the scope and quality of services provided under the Prior Agreement.
The Funds were not informed of the Transaction until shortly before a meeting of the Trustees held on September 30, 2004. At the time of that meeting, the Trustees took the action described below with respect to the New Agreement. However, it had not been definitively determined at that time that the Transaction in fact constituted a change in control resulting in an assignment of the Prior Agreement. After a subsequent determination that it was likely that such a change of control would be deemed to have occurred, the Trustees considered at a meeting held on October 28, 2004, how to address the resolution of the Fund's relationship with Columbia during the period from the date of the Transaction through September 30, 2004. It ultimately was determined that a change in control would be presumed to have occurred because of the reduction in UCM' s voting interest to below 25%, notwithstanding that the Transaction did not appear to have any significant impact in the day-to-day operations of Columbia or on broader aspects of corporate governance. At this meeting, Columbia presented information to the Trustees in connection with this determination and made a number of written representations. Columbia requested that the arrangements under the Prior Contracts be ratified as if no presumed assignment had occurred. In considering this matter, the Board reviewed the nature of the Transaction, concluding based upon the information provided by Columbia that it had had no apparent impact on the daily operations or broader governance of Columbia other than to vest an additional measure of authority in the management team that had long been responsible for running the firm. The Board also considered that the services under the Prior Agreements had been performed in the manner provided for and that these arrangements had been subject to the normal annual review process at the April 27, 2004 Board meeting as described in further detail below in the section entitled Description of Prior and New Agreements. The Trustees also considered an undertaking from Columbia that all future changes in firm ownership of any type would be reported in advance to the Funds. Finally, the Board considered representations provided by Columbia concerning the costs of providing the services during this interim period and the profits earned during the period under each Prior Agreement. Columbia agreed to abide by the determination of the Board, including to return any portion of its fees for the interim period required by resolution of the Board. Columbia also agreed to indemnify the Fund for any future costs that may arise from the situation. In addition to the information and undertakings provided by Columbia, the Board considered comparative information regarding subadvisory fees charged with respect to similarly managed funds. In this regard, the Board concluded that the fees under the Prior Agreements were reasonable and appropriate on a comparative basis.
Based upon all of the foregoing information, the Board determined that it would be appropriate for Columbia to retain that portion of the fees paid during the interim periods for each Fund during the interim period attributable to the costs of providing these services but to return to the Funds those portions of such fees constituting Columbia's profits. In addition, the Board determined that Columbia should bear all costs associated with the resolution of this situation, including the costs of preparing and mailing this information statement. Columbia has agreed to these resolutions. The amount of the fees constituting profits were paid to the respective Funds on December 3, 2004.
In determining the appropriate resolution of the situation, the Board was cognizant that when a sub-advisory contract is deemed to have been constructively assigned that it is thereby invalidated for purposes of the 1940 Act. The Board was also aware that because of the delay in notification that new agreements covering the interim period could not be entered into pursuant to the terms of the Funds' exemptive order permitting the Funds to enter into new sub-advisory agreements subject to certain conditions without the need for shareholder approval as normally required under the 1940 Act. The Board was also advised by its counsel that this situation was not eligible for treatment under Rule 15a-4 under the 1940 Act designed to address certain interim advisory contracts because of the timing of the notification of the Transaction. The Board nevertheless concluded that under general principals of contract law and equity it would be appropriate to permit an adviser that had continued to provide services precisely as contemplated and as previously provided under the terms of a previously valid contract to retain the costs of providing those services while forfeiting its profits under the contract. In this regard, the Board noted that retention of the costs of providing services is generally the amount that an adviser operating under an interim contract pursuant to Rule 15a-4 is entitled to even if shareholders DO NOT subsequently approve the interim contract. The Board believed that permitting the retention of costs was a fair and equitable result in light of the overall facts and circumstances demonstrating that the Transaction had no ostensible impact on the nature and quality of the services provided during the period or any adverse consequences for Fund shareholders and that the Board upon notification of the situation shortly thereafter approved valid New Agreements with Columbia with substantially identical terms pursuant to the Funds' exemptive order.
Further, with respect to the New Agreements each Fund will comply with the terms of Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive safe harbor for an investment adviser to an investment company, or any of its affiliated persons, to receive any amount or benefit in connection with an assignment of the investment advisory contract between the adviser and the investment company (which occurred when Columbia completed the change of control), provided that two conditions are met. First, for a period of three years after the assignment of the sub-advisory agreement, at least 75% of the board members of the Funds cannot be "interested persons" (as defined in the 1940 Act) of Columbia. The Board of Trustees of the Funds are currently in compliance with this provision of Section 15(f). Second, an "unfair burden" must not be imposed upon the Funds as a result of this assignment or any express or implied terms, conditions, or understandings applicable thereto. The term "unfair burden" is defined in Section 15(f) to include any arrangement during the two-year period after the effective time of the assignment whereby Columbia, or any interested person of Columbia receives or is entitled to receive any compensation, directly or indirectly, from the Funds or their shareholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of the Funds (other than bona fide ordinary compensation as principal underwriter for the Funds). In this regard, the Funds and Quantitative will not approve any increase in the amount of the sub-advisory fees payable to Columbia under the New Agreements for two years from the date thereof.
Description of Prior and New Agreements


New Agreements: Under the New Agreement for each Fund, Columbia receives a fee from the Manager as follows: (a) a fee of 0.40% of the aggregate average daily net asset value of the Quantitative Mid Cap Fund and (b) a fee of 0.50% of the aggregate average daily net asset value of the Quantitative Small Cap Fund. Each such fee is paid by the Manager and not by the respective Fund out of the management fee paid by the Trust to the Manager pursuant to a management agreement between the Trust and the Manager. The fee paid by the Manager to Columbia from the commencement of the New Agreement through October 29, 2004 for the Quantitative Mid Cap Fund was $3,065. The fee paid by the Manager to Columbia from the commencement of the New Agreement through October 29, 2004 for the Quantitative Small Cap Fund was $33,538. The fee paid from March 26, 2004 until the commencement of the New Agreement for the Quantitative Mid Cap Fund was $21,164. The fee paid from March 26, 2004 until the commencement of the New Agreement for the Quantitative Small Cap Fund was $200,763.


The New Agreement for each Fund provides, subject always to the supervision of the Trustees and the Manager, that Columbia will furnish continuously an investment program for the Fund, make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments in accordance with the Funds' Prospectus and Statement of Additional Information. Each New Agreement also requires Columbia, at its expense to (1) furnish all necessary investment and management facilities, including salaries of personnel; (2) furnish records relating to the purchase, sale or current status of portfolio securities; (3) provide clerical personnel and equipment necessary for the efficient rendering of investment advice to the Fund; (4) furnish to the Manager such reports and records regarding the Fund and Columbia as the Manger or the Trustees shall from time-to-time request; and (5) upon reasonable notice, review written references to Columbia, or its methodology, whether in a Prospectus, Statement of Additional Information, sales and marketing materials or otherwise.

Each New Agreement provides that it will continue in effect for an initial term of two years from its date of execution (September 30, 2004) and thereafter so long as it is approved at least annually in accordance with the 1940 Act. The 1940 Act requires that, after the initial two-year term, all sub-advisory agreements be approved at least annually by (1) the vote, cast in person at a meeting called for the purpose, of a majority of the non-interested Trustees or
(2) the majority vote of the full Board of Trustees or the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Funds. Each New Agreement terminates automatically in the event of its assignment or the termination of the management contract between the Manger and the Trust; and may be terminated without penalty by the Trust (through action of the Trust's Board of Trustees or a majority of the outstanding voting securities of the Funds) at any time, on written notice to the Manager and Columbia, by the Manager on sixty days' written notice to Columbia and by Columbia on 150 days' written notice to the Manager. Under an exemptive order granted by the SEC, the Manager may enter into new or modified sub-advisory agreements with existing or new investment sub-advisors without the approval of the Funds' shareholders, provided that an Information Statement is sent to shareholders of the affected portfolios explaining any changes and disclosing the aggregate fees paid to the sub-advisors as a result of those changes. The Board of Trustees reviews the sub-advisory agreements annually.

Each New Agreement provides that Columbia shall not be subject to any liabilities of the Trust, the Funds or the Manger, or to any shareholder, officer, director or Trustee, for any act or omission in the course of, or connected with, rendering services thereunder, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

Prior Agreements: There are no material differences between the New Agreement for each Fund and the Prior Agreement for each Fund, except that the New Agreement contains a new effective date. The Prior Agreement, dated January 31, 1999, was approved by the Board of Trustees, including a majority of the non-interested Trustees, on April 27, 2004 in connection with the Board's annual approval of sub-advisory agreements.

Trustee Review: Both at the April 27, 2004 meeting and over the course of the Trust's last fiscal year, the Trustees considered information provided by the Manager relating to the education, experience and number of investment professionals and other personnel providing services under the Prior Agreements. The Trustees evaluated the level of skill required to manage each of the Funds, and concluded that the human resources devoted by Columbia were appropriate to fulfill effectively their duties. The Trustees also considered the business reputation of Columbia, its financial resources and its professional liability insurance coverage, and concluded that Columbia would be able to meet any reasonably foreseeable obligations under the respective Prior Agreements. The Board of Trustees also received a detailed presentation from investment personnel of Columbia on July 22, 2004. During this presentation, the Trustees actively questioned such personnel in regard to a wide variety of investment matters, as well as issues relating to the overall operations and business of Columbia, including issues relating to execution, brokerage and compliance practices.

In general, in connection with their meetings, the Trustees receive materials specifically relating to the Prior Agreements with Columbia. These materials generally include, among other items (i) information on the investment performance of the Funds, a peer group of funds and an appropriate index or combination of indices, (ii) comparative information on the total expense ratios, advisory fees and sub-advisory fees of the Funds relative to a peer group of funds, (iii) sales and redemption data in respect of the Funds, and
(iv) the economic outlook and the general investment outlook in the markets in which the Funds invest. The Board of Trustees, including the Non-Interested Trustees, also considers periodically other material facts such as (1) Columbia's results and financial condition, (2) each Fund's investment objective and strategies and the size, education and experience of Columbia's investment staff and their use of technology, external research and trading cost measurement tools, (3) arrangements in respect of the distribution of the Funds' shares, (4) the procedures employed to determine the value of the Funds' assets,
(5) the allocation of the Funds' brokerage, if any, including allocations to brokers affiliated with Columbia and the use of "soft" commission dollars to pay Fund expenses and to pay for research and other similar services, and (6) the resources devoted to, and the record of compliance with, the Funds' investment policies and restrictions and policies on personal securities transactions. In addition, the Board of Trustees receives information concerning the investment philosophies and investment processes applied by Columbia in managing the Funds, as disclosed in the Prospectus.

As indicated above, the Board of Trustees most recently approved the renewal of the Prior Agreements at their meeting held on April 27, 2004. In considering the Proposed Agreement, the Board of Trustees, including the Non-Interested Trustees, did not identify any single factor as determinative. Moreover, the Trustees deliberated at greater length concerning certain factors for some Funds than for others. Matters considered by the Board of Trustees, including the Non-Interested Trustees, in connection with its approval of the Proposed Agreements included, among other things, the following:

o the benefits to shareholders of investing in a fund that is part of a family of funds offering a variety of investment disciplines and providing for a variety of fund and shareholder services.

o that the investment process, research capabilities and philosophies of the Manager and the Advisors were well suited to the respective Funds, given the Funds' respective investment objectives and policies, tax and reporting requirements, and related shareholder services.

o whether each Fund has operated in accordance with its investment objective and its record of compliance with its investment restrictions.

o the nature, quality, cost and extent of administrative and shareholder services performed by Columbia, under the existing Management and Advisory contracts and under separate contracts covering transfer agency functions and administrative services.

o each Fund's management fee rates and total expense ratio and expense ratio in comparison to fees and expense ratios of a peer group of funds determined to be appropriate for each Fund. The information on fees and expense ratios included both information compiled by Columbia and information compiled by an independent data service. For these purposes, the Trustees took into account not only the fees paid by the Fund, but also so-called "fallout benefits" to Columbia, such as the benefits of research made available to Columbia by reason of brokerage omissions generated by the Fund's securities transactions. In evaluating each Fund's subadvisory fees, the Trustees also took into account the demands, complexity and quality of the investment management of such Fund.

o information relating to the investment performance of the Funds relative to their respective performance benchmark(s), and relative to funds managed similarly by other advisors. The Trustees reviewed performance over various periods, including one-, five- and ten-year calendar year periods (as disclosed in the Prospectus), performance under different market conditions and during different phases of a market cycle, the volatility of each Fund's returns, as well as other factors identified by the Manager or Columbia as contributing to performance. This performance information included both information compiled by the Columbia and by an independent data service.

o that the standard of care applicable to Columbia under the respective Proposed Agreements was comparable to that found in most mutual fund investment advisory agreements.

o the procedures of Columbia were designed to fulfill their fiduciary duties to each Fund with respect to possible conflicts of interest, including the codes of ethics of Columbia (regulating the personal trading of its officers and employees).

o the level of the Manager's profits in respect of the management of each of the Funds. They considered the profits realized by the Manager and Columbia in connection with the operation of each Fund. In this regard, the Trustees noted that such profitability was not inconsistent with levels of profitability that had been determined by the courts not to be "excessive."

o whether there have been economies of scale in respect of the management of the Funds, whether the Funds have appropriately benefited from any economies of scale, and whether there is potential for realization of any further economies of scale. The Board of Trustees, including the Non-Interested Trustees, concluded that any potential economies of scale are being shared between Fund shareholders and the Manager and Columbia an appropriate manner.

At the meeting, the Trustees considered the reasonableness of each Fund's sub-advisory fee in light of the extent and quality of the advisory services provided and any additional benefits received by Columbia in connection with providing services to each Fund, compared to the fees charged by other investment advisers with respect to similar funds, and analyzed the expenses incurred by Columbia with respect to the Fund. The Trustees reviewed the profitability to Columbia of its services to each Fund. The Trustees also considered each Fund's performance relative to a selected peer group, the Fund's total expenses in comparison to funds of comparable size, and other factors. For their review, the Trustees utilized materials prepared by an independent third party, by Quantitative Advisors and by Columbia. No single factor reviewed by the Trustees was identified by the Trustees as the principal factor in determining whether to approve the Proposed Agreement for either quant Small Cap fund or Quant Mid Cap Fund.

The Board of Trustees considered the actual expense ratios and subadvisory fees of each Fund compared with its peer group. The subadvisory fee peer groups considered were Lipper Small Cap Subadvised Funds for Quant Small Cap Fund and Lipper Mid Cap Subadvised Funds for Quant Mid Cap Fund. The expense ratio peer groups considered were the Morningstar Small Growth Category for Quant Small Cap Fund and Morningstar Mid Cap Growth Category for Quant Mid Cap Fund.

               COMPARATIVE FEES REPORTED AS OF SEPTEMBER 30, 2004

         --------------------------------- ---------------------------- -----------------------------
                                                  Expense Ratio               Sub-Advisory Fee
         --------------------------------- ---------------------------- -----------------------------
         --------------------------------- ---------------------------- -----------------------------
               Quant Small Cap Fund                   2.00%                        0.500%
         --------------------------------- ---------------------------- -----------------------------
         --------------------------------- ---------------------------- -----------------------------
                Average Peer Group                    1.74%                        0.511%
         --------------------------------- ---------------------------- -----------------------------
         --------------------------------- ---------------------------- -----------------------------

         --------------------------------- ---------------------------- -----------------------------
         --------------------------------- ---------------------------- -----------------------------
                Quant Mid Cap Fund                    2.13%                        0.400%
         --------------------------------- ---------------------------- -----------------------------
         --------------------------------- ---------------------------- -----------------------------
                Average Peer Group                    1.66%                        0.421%
         --------------------------------- ---------------------------- -----------------------------

Based on information provided with respect to Quant Small Cap Fund, the Trustees noted that the Fund's fee structure was competitive with funds with similar investment goals and strategies. The Trustees noted that Quant Small Cap Fund's expense ratio was higher than its peer group.

Based on information provided with respect to Quant Mid Cap Fund, the Trustees considered that the Fund's fee structure was competitive with funds with similar investment goals and strategies. The Trustees noted that Quant Mid Cap Fund's expense ratio was higher than its peer group.

The Trustees considered the average annual total return of each Fund versus each Fund's comparative index and its Morningstar peer group. The peer groups considered were the Morningstar Small Growth Category for Quant Small Cap Fund and Morningstar Mid Cap Growth Category for Quant Mid Cap Fund.

               PERFORMANCE FOR THE PERIOD ENDED SEPTEMBER 30, 2004

----------------------------- ------------- ----------------------------------------------------------------------------
                               Net Asset                              Public Offering Price 1
                                 Value
----------------------------- ------------- ----------------------------------------------------------------------------
----------------------------- ------------- --------------- --------------- ---------------- ------------- -------------
                                  Qtr           1 Year          5 Year          10 Year       Inception     Inc. Date
----------------------------- ------------- --------------- --------------- ---------------- ------------- -------------
----------------------------- ------------- --------------- --------------- ---------------- ------------- -------------
Quant Small Cap Fund 2           -0.30%         21.78%          8.60%           10.50%          13.51%        8/3/92
----------------------------- ------------- --------------- --------------- ---------------- ------------- -------------
----------------------------- ------------- --------------- --------------- ---------------- ------------- -------------
Average Peer Group               -5.43%         11.34%          3.12%            8.71%          5.90%
----------------------------- ------------- --------------- --------------- ---------------- ------------- -------------
----------------------------- ------------- --------------- --------------- ---------------- ------------- -------------
Russell 2000 3,4                 -2.86%         18.77%          7.41%            9.87%          10.87%
----------------------------- ------------- --------------- --------------- ---------------- ------------- -------------
----------------------------- ------------- --------------- --------------- ---------------- ------------- -------------

----------------------------- ------------- --------------- --------------- ---------------- ------------- -------------
----------------------------- ------------- --------------- --------------- ---------------- ------------- -------------
Quant Mid Cap Fund 2             -2.34%         9.07%           1.48%              -            10.46%       3/20/95
----------------------------- ------------- --------------- --------------- ---------------- ------------- -------------
----------------------------- ------------- --------------- --------------- ---------------- ------------- -------------
Average Peer Group               -4.67%         10.98%          0.80%              -            3.80%
----------------------------- ------------- --------------- --------------- ---------------- ------------- -------------
----------------------------- ------------- --------------- --------------- ---------------- ------------- -------------
S&P 400 5                        -2.10%         17.55%          10.51%             -            14.76%
----------------------------- ------------- --------------- --------------- ---------------- ------------- -------------

1   Reflects deduction of a 1% deferred sales charge for Ordinary Shares.

2 Small- and mid-cap stocks, with their potential for greater long-term return, may be more volatile and less liquid than stocks of larger companies.

3   Index returns assume the reinvestment of dividends and, unlike Fund returns, do not reflect any fees or expenses.  You
   cannot invest directly in an Index.
4  The Russell 2000 Index is a market capitalization-weighted index of 2,000 small company stocks. It is widely recognized as representative of the general market for small company stocks. The beginning date for the Index is
   9/30/92.
5  The S&P 400 Index is an unmanaged index comprised of stocks outside the large capitalization bias of the S&P 500, which are chosen by Standard & Poor's for their size and industry characteristics. It is widely recognized as representative of the general market for stocks with medium capitalizations.
   The beginning date for the Index is 3/31/95.
Performance data quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance data quoted. Investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than original cost.
For the most recent month-end performance, visit the Fund's website at
www.quantfunds.com. Before investing, carefully consider the Fund's investment objectives, risks, charges and expenses. For this and other information obtain the Fund's prospectus by calling (800) 326-2151 or visiting www.quantfunds.com.
Please read the prospectus carefully before you invest or send money.

The Trustees noted that Quant Small Cap Fund had outperformed its peer group and its benchmark over both the long-term and the short-term, that is, for the period from inception and for the one, five and ten year periods ended September 30, 2004.

The Trustees noted that Quant Mid Cap Fund had outperformed its peer group and its benchmark over the long-term, that is, for the period from inception and for the five year period ended September 30, 2004. The Trustees also noted the Fund's underperformance of its peer group and its benchmark for the short-term, that is, the one year period ended September 30, 2004.

Based on their evaluation of all factors that they deemed to be material, including those factors described above, and assisted by the advice of independent counsel, the Trustees, including the Non-Interested Trustees, concluded for each Fund analyzed separately that the existing sub-advisory fee structures are fair and reasonable, and that the Proposed Agreement should be continued until April 30,2005, the scope and quality of the services provided by the Columbia, as well as the investment performance of the Fund, was sufficient, in light of market conditions, performance attribution, the resources dedicated by Columbia and their integrity, their personnel and systems, and their respective financial resources, to merit re-approval of the Proposed Agreement. Accordingly, the Trustees, including the Non-Interested Trustees, voted unanimously to continue the agreements through April 2005.

Description of Columbia

Columbia, located at 1775 Pennsylvania Avenue, N.W., Washington, D.C. 20006, was founded in 1995. Columbia Partners provides investment advisory services to institutions, individuals, investment companies, unions, pension and profit sharing plans, trusts, estates, charitable organizations, and corporations. Investment categories Columbia manages include Equity Management, Fixed Income Management, and Balanced Management. As of September 30, 2004, the firm managed approximately $2.1 billion in assets.

Robert A. von Pentz is the Chief Investment Officer and a principal of Columbia and has responsibility for all investment activities. He is the lead portfolio manager on the large and mid-cap portfolios. He also serves on the Management Committee and the Executive Committee for Columbia. Prior to joining Columbia in 1995, Mr. von Pentz served as Chairman of the Board and Chief Investment Officer of Riggs Investment Management Corporation (RIMCO). He joined RIMCO in 1989.

Rhys H. Williams, CFA serves as a Senior Equity Portfolio Manager and is a principal of Columbia. Mr. Williams joined Columbia in 1997. He is the lead portfolio manager for the small cap portfolios and also manages the firm's hedge fund endeavors. Mr. Williams also serves on the Management Committee of Columbia. Mr. Williams served as a Senior Vice President at Prudential Securities prior to joining Columbia where, among his responsibilities, he managed small and mid-capitalization stock portfolios. Before joining Prudential, Mr. Williams worked as a journalist in the Moscow office of the "London Sunday Times".

Columbia invests the Funds' portfolio using Columbia's Equity strategies for Small and Mid Cap markets. Under this strategy, Columbia generally will invest in equity securities in small and mid cap markets in the United States. Its goal is to exceed the performance of the Russell 2000 and the S&P 400 for the Quantitative Small Cap and Mid Cap Funds respectively, over the long term, within a risk-controlled framework.

The principal executive officer of Columbia is Kenneth Dunlop Scott. The principal occupation of Mr. Scott is President and Chief Operating Officer of Columbia. As of the Transaction Date, the following individuals served as directors of Columbia:

Name                                                 Principal Occupation

Lester G. Fant                                       Class B Management Committee Member

Landon Butler                                        Class B Management Committee Member

Rhys H. Williams                                     Principal, Sr. Equity Portfolio Manager, Class A Management
                                                     Committee Member and Class A Share Holder

Terence W. Collins                                   Principal,  Vice Chairman Of Management  Committee,  and Class A
                                                     Share Holder

Robert A. von Pentz                                  Principal,   Chief  Investment   Officer,   Class  A  Management
                                                     Committee  Member,  Member Of  Executive  Committee  and Class A
                                                     Share Holder

Richard J. Dugan                                     Class B Management Committee Member

Steven J. Binder                                     Principal,   Director,  Client  Relations,  Class  A  Management
                                                     Committee Member, Member Of Executive Committee

Kenneth Dunlop Scott                                 President and
                                                     Chief Operating Officer,
                                                     Member Of Class A
                                                     Management Committee and
                                                     Member Of Executive
                                                     Committee.

The principal business address of Columbia and its directors is 1775 Pennsylvania Avenue, N.W., Washington, D.C. 20006.

Description of the Manager and Existing Management Agreement

Quantitative Investment Advisors, Inc. (the "Manager") serves as the Funds' investment manager pursuant to a management contract (the "Management Agreement") dated January 31, 1999. The directors and principal executive officers of the Manager are:

            Willard L. Umphrey    Director and President
            Leon Okurowski        Director, Vice President and Treasurer
            Elizabeth A. Watson   Vice President and General Counsel

The Funds' initial shareholders approved an effective overall management and advisory fee level of 1.00% of the aggregate average daily net asset value of each Fund which represented the management fee to be paid to the Manager. The effective overall management and advisory fee level under the current sub-advisory arrangements remains at 0.50% of the aggregate average daily net asset value of the Quantitative Small Cap Fund and 0.40% of the aggregate average daily net asset value of the Quantitative Mid Cap Fund. The Manager will manage, supervise and conduct the affairs and business of the each Fund and matters incidental thereto. The Management Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment; and the Management Agreement shall not be amended as to any series of the Trust ("Series") unless such amendment is approved at a meeting by an affirmative vote of a majority of the outstanding shares of the Series, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Funds who are not interested persons of the Funds, the Manager or the Advisor. The Management Agreement will continue in effect only if approved annually by a majority of the Board of Trustees, including a majority of non-interested Trustees, or by the vote of the shareholders of a majority of the outstanding shares of the Funds.

Affiliated Brokers

The Funds paid no commissions to affiliated brokers as of the fiscal year ended March 31, 2004 or for the six months ended September 30, 2004.

Other Investment Companies

Columbia does not provide investment advisory services to other investment companies with an investment objective that might be deemed similar to that of either of the Funds.

General Information

The Trust is a management investment company registered under the 1940 Act, and was organized as a Massachusetts business trust on June 27, 1983. The Trust's principal executive office is located at 55 Old Bedford Road, Lincoln, MA 01773. The principal offices of the principal underwriter of the Funds, U.S. Boston Capital Corporation, and the Manager of the Funds, Quantitative Investment Advisors, Inc., are located at 55 Old Bedford Road, Lincoln, MA 01773. The Funds' custodian is State Street Kansas City, located at 801 Pennsylvania Ave., Kansas City, MO 64105. The Funds' counsel is Kirkpatrick & Lockhart LLP, located at 75 State Street, Boston, MA 02109.


YOU MAY OBTAIN AN ADDITIONAL COPY OF THIS INFORMATION STATEMENT OR A COPY OF THE FUNDS' MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY WRITING TO QUANTITATIVE INVESTMENT ADVISORS AT 55 OLD BEDFORD ROAD, LINCOLN, MA 01773, BY CALLING (800) 331-1244 OR BY ACCESSING THE FUNDS' WEBSITE AT WWW.QUANTFUNDS.COM.

                                   APPENDIX A

         As of October 29, 2004, the following persons owned of record, or were known to own beneficially, 5% or more of the outstanding shares of the Quantitative Small Cap Fund and Quantitative Mid Cap Fund.

Quantitative Small Cap Fund

As of October 29, 2004, there were no 5% or greater shareholders of Ordinary Shares of Quantitative Small Cap Fund.

Institutional Shares          Owner of Record              Beneficial Owner          Percentage of Shares

The Max and Victoria          The Max and Victoria         The Max and Victoria      21.78%
Dreyfus Foundation, Inc.      Dreyfus Foundation, Inc.     Dreyfus Foundation,
c/o Columbia Partners LLC                                  Inc.
1775 Pennsylvania Avenue,
N.W.
Washington, DC 20006

The John Dickson Home         The John Dickson Home        The John Dickson          12.25%
c/o Columbia Partners LLC                                  Home
1775 Pennsylvania Avenue,
N.W.
Washington, DC 20006
USB Corporation Employee      USB Corporation              Multiple Owners*          11.46%
Incentive Savings Plan        Employee Incentive
55 Old Bedford Road           Savings Plan
Lincoln, MA  01773
Quantitative Group of Funds   Quantitative Group of        Multiple Owners*          10.18%
c/o FSI/Funds Serv Account    Funds c/o FSI/Funds
55 Old Bedford Road           Serv Account
Lincoln, MA  01773
Temple Preservation           Temple Preservation          Temple Preservation       7.54%
Foundation                    Foundation                   Foundation
1733 16th Street, N.W.
Washington, DC  20009
The Henry and Annie Hurt      The Henry and Annie          The Henry and Annie       5.63%
Home for the Blind            Hurt Home for the Blind      Hurt Home for the
c/o Columbia Partners LLC                                  Blind
1775 Pennsylvania Avenue,
N.W.
Washington, DC 20006
First Union National Bank     First Union National         First Union National      5.29%
Cust Agt for Scottish Rite    Bank Cust Agt for            Bank Cust Agt for
Foundation                    Scottish Rite Foundation     Scottish Rite
1525 W WT Harris Blvd                                      Foundation
CMG NC 1151
Charlotte, NC  28262-1151

* Account is an omnibus accounts which consists of various owners.


Quantitative Mid Cap Fund

Ordinary Shares               Owner of Record              Beneficial Owner          Percentage of Shares

Fidelity Investments          Fidelity Investments         Multiple Owners*          8.74%
Institutional Operations      Institutional
Co., Inc. as Agent for        Operations Co., Inc. as
Certain Employee Benefits     Agent for Certain
100 Magellan Way KW1C         Employee Benefits
Covington, KY 41015
Louis J. Bonsey, Jr.          Louis J. Bonsey, Jr.         Louis J. Bonsey, Jr.      5.31%
8100 Bryan Dairy Road
Largo, FL  33777-1321

* Account is an omnibus accounts which consists of various owners.




Institutional Shares          Owner of Record              Beneficial Owner          Percentage of Shares

Millwrights & Machinery       Millwrights & Machinery      Multiple Owners*          63.95%
Erectors Local 1545, Pension  Erectors Local 1545,
c/o Columbia Partners LLC     Pension
1775 Pennsylvania Avenue,
N.W.
Washington, DC 20006
USB Corporation Employee      USB Corporation              Multiple Owners*          12.50%
Incentive Savings Plan        Employee Incentive
55 Old Bedford Road           Savings Plan
Lincoln, MA  01773
James E. and Sandra G. Jones  James E. and Sandra G.       James E. and Sandra       6.59%
9 Stone Creek Park            Jones                        G. Jones
Owensboro, KY  42303

* Account is an omnibus accounts which consists of various owners.